Form 4 Joint Filer Information

Name:  Dorit Raviv

Address: c/o Bio-logic Systems Corp.
  One Bio-logic Plaza
  Mundelein, IL 60060

Designated Filer: Gabriel Raviv

Issuer & Ticket Symbol: Bio-logic Systems Corp. (BLSC)

Date of Event Requiring Statement: 7/21/2005

Signature: /s/ Michael J. Hanley as Attorney-in-Fact